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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements on Form S-8 (Files No. 33-22638, No. 33-51452, No. 33-60187 and No. 333-46159)
of Clean Harbors, Inc. of our report dated February 5, 2002, except for Note 15, as to which the date is March 8, 2002, relating to the consolidated financial statements and the financial statement schedule, which report is included in
Item 8 of this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
February 5, 2002